UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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XENONICS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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XENONICS HOLDINGS, INC.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
March 12, 2007
Dear Stockholder:
     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Xenonics Holdings, Inc. The meeting will be held at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, beginning at 10:30 A.M., local time, on Thursday, April 12, 2007.
     The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes two items to be voted on by the stockholders. At the Annual Meeting, I will also report on Xenonics’ current operations and will be available to respond to questions from stockholders.
     Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.
     I hope you will join us.

Sincerely,
/s/ Richard J. Naughton
Richard J. Naughton
Chief Executive Officer

XENONICS HOLDINGS, INC.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 12, 2007
     Notice is hereby given to the holders of common stock, $0.001 par value per share, of Xenonics Holdings, Inc. (“Xenonics” or the “Company”) that the Annual Meeting of Stockholders will be held on Thursday, April 12, 2007 at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, beginning at 10:30 A.M., local time, for the following purposes:
(1)	To elect six directors to serve until the 2008 Annual Meeting of Stockholders;

(2)	To ratify the selection of Eisner, LLP as Xenonics’ independent auditors for the fiscal year ending September 30, 2007; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
     Only those stockholders of record at the close of business on February 28, 2007 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors
March 12, 2007	/s/ Donna G. Lee
Donna G. Lee
Corporate Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

XENONICS HOLDINGS, INC.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
Annual Meeting of Stockholders to be Held on April 12, 2007
PROXY STATEMENT
     This Proxy Statement is furnished to holders of the common stock, $0.001 par value per share, of Xenonics Holdings, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2007 Annual Meeting of Stockholders to be held at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, beginning at 10:30 A.M., local time, on Thursday, April 12, 2007, and at any postponement or adjournment of the Annual Meeting.
     This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about March 12, 2007.
What is the purpose of the Annual Meeting?
     At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors, and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2006 and respond to questions from stockholders.
Who is entitled to vote at the Annual Meeting?
     Only stockholders of record at the close of business on February 28, 2007 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What are the voting rights of the holders of our common stock?
     Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for approval of each of the proposals described in this Proxy Statement other than the election of directors. With regard to the election of directors, the six nominees receiving the greatest number of votes cast will be elected.
     Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.
What constitutes a quorum?
     Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.
     For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of February

28, 2007, there were approximately 17,164,175 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.
What are the Board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:
•	“FOR” election of the directors named in this Proxy Statement (see Proposal I);

•	“FOR” ratification of the appointment of Eisner LLP as our independent auditors for fiscal 2006 (see Proposal II).
Proxies
     If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.
     A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, Attention: Corporate Secretary.

PROPOSAL I
ELECTION OF DIRECTORS
     The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
Nominees
     Alan P. Magerman. Mr. Magerman, age 71, founded Xenonics, Inc. in November 1996, and has been Chairman of Xenonics Holdings, Inc. since its acquisition of Xenonics, Inc. in July 2003, and he served as Chief Executive Officer of Xenonics Holdings, Inc from July 2003 through April 2005. Prior to founding Xenonics, Mr. Magerman was a founder and former chairman of Odyssey Sports, Inc., a privately held company engaged in the development and distribution of golf clubs from 1990 through 1995. Mr. Magerman was a consultant and director of NTN Communications, Inc., (NTN), a publicly held broadcasting and cable television company from 1984 through 1997.
     Richard J. Naughton. Vice Admiral (ret.) Richard J. Naughton, age 60, became Chief Executive Officer of Xenonics Holdings, Inc. in April 2005. He became a director of Xenonics Holdings, Inc. in May 2004. He spent 35 years in the Navy, with over 15 years in senior and command positions. He is also on the advisory board of APARIQ Inc, an engineering services company based in Maryland, a position he has held since March, 2004. Mr. Naughton also is a member of the advisory board of Broadware Technologies, Inc. (a platform provider for networked audio and video information). The Vice Admiral received his BS from the US Naval Academy in 1968, Masters Degree in Aeronautical Engineering from the Naval Postgraduate School in 1973, and Aeronautical Engineer Degree from the Naval Postgraduate School in 1974. In 1993, he graduated from the Industrial College of the Armed Forces.
     Jeffrey P. Kennedy. Mr. Kennedy, age 52, has been a director and the President and Chief Operating Officer of Xenonics, Inc. since June 1997. Mr. Kennedy has held the same positions with Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Prior to joining Xenonics, Inc., Mr. Kennedy held a variety of management positions with Mobil Corporation, including General Manager of the Mobil Chemical Plastics Division. He was educated at the University of Maine, receiving a BS degree in chemistry and an MS degree in chemical engineering.
     Robert Petersen. Mr. Petersen, age 60, became a director of Xenonics Holdings, Inc. in April 2005. He is the President of Asset Management Group, which provides CFO-oriented financial consulting to developers and contractors. Mr. Petersen also serves as Chief Financial Officer and Senior Vice President of Collins Development Company and La Jolla Development Company, which are real estate management companies. Mr. Petersen is a certified public accountant and received an M.B.A. and an M.S. in Taxation from San Diego State University.
     Robert Buie. Mr. Buie, age 64, became a director of Xenonics, Inc. in December 1998, and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Mr. Buie founded the Buie Group of Companies, a Southern California residential developer in 1983 and currently still serves as its Chief Executive Officer. From 1971 to 1983, he was a senior officer of Avco Communities, a major publicly traded homebuilder. Mr. Buie holds an MBA from Harvard University and a Civil Engineering degree from Virginia Polytechnic Institute.

     Dr. Eli Shapiro. Dr. Shapiro, age 84, became a director of Xenonics, Inc. in June 1997 and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. He founded NuVision, Inc. in 1951, which was a retail optical chain trading on NASDAQ in the United States. That company was sold in June 1997. He served as NuVision’s Chairman and Chief Executive Officer until that time. Dr. Shapiro received his Doctor of Optometry from the Southern College of Optometry.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.
Meetings of the Board of Directors and Committees
     Board of Directors
     The property, affairs and business of Xenonics Holdings, Inc. are conducted under the supervision and management of our Board of Directors as called for under the laws of Nevada and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee, each member of which is “independent” under the independence standards of both the American Stock Exchange and the Securities and Exchange Commission (the “SEC”).
     The Board of Directors held eight meetings during the 2006 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he served that were held during the portion of the 2006 fiscal year in which he served as a director or served on such committees, as applicable, except Dr. Shapiro.
     Our Board of Directors has determined that Messrs. Buie, Petersen and Shapiro are each “independent” under the independence standards of both the American Stock Exchange and the SEC and have no material relationships with us (either directly or as a partner, stockholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee, Compensation Committee or Nominating and Governance Committee. Our Board of Directors also has determined that Mr. Petersen, one of the independent directors serving on our Audit Committee, is an “audit committee financial expert” as defined by SEC rules.
     The following table provides information concerning the current membership of our Board committees:

			Nominating and
	Audit	Compensation	Governance	Executive
Name	Committee	Committee	Committee	Committee

Alan P. Magerman				(4)
Richard J. Naughton				(4)
Jeffrey P. Kennedy				(4)
Robert Buie	(1)	(2)	(3)
Robert Petersen	(1)
Dr. Eli Shapiro	(1)	(2)	(3)

(1)	These directors constitute the members of our Audit Committee. Mr. Petersen is the Chairman of the Committee.

(2)	These directors constitute the members of our Compensation Committee. Mr. Buie is the Chairman of the Committee.

(3)	These directors constitute the members of our Nominating and Governance Committee. Mr. Buie is Chairman of the Committee.

(4)	These directors constitute the members of our Executive Committee. Mr. Magerman is the Chairman of the Committee.

     Audit Committee
     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:
•	The quality and integrity of our financial statements and reports.

•	The independent auditors’ qualifications and independence.

•	The performance of our internal audit function and independent auditors.
     The Audit Committee appoints the outside auditors, reviews with the outside auditors the plans and results of the audit engagement, approves permitted non-audit services provided by our independent auditors, and reviews the independence of the auditors. The Audit Committee’s responsibilities also include oversight activities described below under the “Report of the Audit Committee.” A copy of the Audit Committee’s Charter is available on our website at www.xenonics.com.
     The Audit Committee held four meetings during the 2006 fiscal year.
     Compensation Committee
     The Compensation Committee is authorized to review and make recommendations to the full Board of Directors relating to the annual salaries and bonuses of our officers and to determine in its sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans.
     The Compensation Committee held two meetings during the 2006 fiscal year.
     Nominating and Governance Committee
     The Nominating and Governance Committee assists our Board of Directors in discharging its duties relating to corporate governance and the compensation and evaluation of the Board. The purpose of the Committee is to (1) identify individuals who are qualified to become members of the Board, consistent with criteria approved by the Board, (2) select, or recommend for the Board’s selection, the director nominees for each annual meeting of stockholders, (3) develop and recommend to the Board a set of corporate governance principles applicable to Xenonics, (4) oversee the annual evaluation of the Board and management, and (5) perform such other actions within the scope of the Committee’s Charter as the Committee deems necessary or advisable. A copy of the Nominating and Governance Committee’s Charter is available on our website at www.xenonics.com.
     The Nominating and Governance Committee held two meetings during the 2006 fiscal year.
     The Nominating and Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nominating and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates
     The Nominating and Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Nominating and Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.
     Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.
Stockholder Communication with Board Members
     Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.
Board Members’ Attendance at Annual Meetings
     Each director is expected to be present at the Annual Meeting of Stockholders. All of our six current directors attended the 2006 annual meeting.
Compensation of Directors
     Previously, our directors did not receive any compensation for their services. However, in 2004, the company agreed to compensate new outside directors. Bob Petersen became a director on April 15, 2005. As a new director: (i) we issued Mr. Petersen stock options to purchase 15,000 shares of our common stock at an exercise price of $3.80 per share which vested immediately; (ii) we agreed to pay $5,000 as an annual director’s fee, $500 for each committee meeting that he attends (if such committee meeting is not held in conjunction with a Board meeting), and $1,000 for each meeting of the Board of Directors that he attends. In addition, as Chairman of the Audit Committee he will receive an annual fee of $10,000. The annual payments are paid on a quarterly basis. Mr. Petersen received $19,500 for services for the fiscal year ended September 30, 2006. Other than the foregoing compensation payable to Mr. Petersen, we do not compensate our directors for their services.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

     Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended September 30, 2006, all of the Reporting Persons complied with all applicable Section 16 filing requirements on a timely basis.
Beneficial Owners of More Than Five Percent of Xenonics’ Common Stock; Shares Held by Directors and Executive Officers
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2006 by (i) each person who is known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our current directors and director nominees; (iii) the executive officers listed below in the Summary Compensation Table; and (iv) all current executive officers and directors of a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within sixty days after December 31, 2006 pursuant to the exercise of vested and exercisable options or warrants. References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within sixty days after December 31, 2006.

	Amount of Common Stock		Percent of
	& Nature of Beneficial		Ownership of Common
Name & Address of Beneficial Owner(1)	Ownership(2)		Stock

Alan P. Magerman	958,758	(3)	5.52%

Jeffrey P. Kennedy	870,637	(4)	4.95%

Robert F. Buie 11260 El Camino San Diego, CA 92130	583,529	(5)	3.40%

Eli Shapiro	551,645	(6)	3.19%

Richard J. Naughton	182,168	(7)	1.05%

Donna G. Lee	35,333	(8)	0.21%

Robert Petersen	25,000	(9)	0.15%

All executive officers and directors as a group (7 persons)	3,207,070	(10)	18.47%

(1)	Except as otherwise indicated, the address of each stockholder is c/o Xenonics Holding, Inc., 2236 Rutherford, Suite 123, Carlsbad, California, 92008.

(2)	The number of shares of common stock issued and outstanding on December 31, 2006 was 17,109,175 shares.

(3)	Includes 258,000 shares that Alan Magerman, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options. Mr. Magerman’s shareholdings also include 160,000 shares owned by his wife, Phyllis Magerman.

(4)	Includes 376,666 shares that Jeffrey Kennedy, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 100,000 shares that he has the right to acquire pursuant to warrants.

(5)	Includes 50,000 shares that Robert Buie, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 25,000 shares that he has the right to acquire pursuant to warrants.

(6)	Includes 50,000 shares that Eli Shapiro, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 122,500 shares that he has the right to acquire pursuant to warrants. Mr. Shapiro’s shareholdings also include 379,145 shares held by the Eli Shapiro and Esther Shapiro Rev Trust UA Dated 05/27/93.

(7)	Includes 176,668 shares that Richard Naughton, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(8)	Includes 33,333 shares that Donna Lee, an officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(9)	Includes 15,000 shares that Robert Petersen, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(10)	Includes 959,667 shares that our current executive officers and directors have the right to acquire pursuant to stock options and warrants.
Executive Officers of Xenonics Holdings, Inc.
     For biographical information regarding three of our executive officers, Alan P. Magerman, Richard J. Naughton and Jeffrey P. Kennedy, see “Proposal I — Election of Directors — Nominees”. For information concerning executive officers’ ownership of our common stock, see “Beneficial Owners of More Than Five Percent of Xenonics’ Common Stock; Shares Held by Directors and Executive Officers” above.
     Our fourth executive officer is Donna G. Lee, age 48. Ms. Lee joined Xenonics, Inc. in November 2003 and has been our Chief Financial Officer, Secretary and Treasurer since December 2003. Previously, she held the position of Director of Finance for International Lottery & Totalizator Systems, Inc., a publicly traded company, from July 2000 through November 2003. Ms. Lee’s previous experience also included positions with Vulcan Materials Company and The Dial Corp from 1983 to July 2000. Ms. Lee graduated from Arizona State University with a BS in Accounting and an MBA. She received her CPA certificate in the state of Arizona.
Key Employees of Xenonics Holdings, Inc.
     Gary Palmer. Mr. Palmer, age 58, our Director of Engineering and Development, joined our company in August 2004. From 2001 until he joined our company, Mr. Palmer was a principal in Sidewinder Tactical Systems, focusing on development of thermal detectors. Mr. Palmer was employed by ITT Night Vision, a manufacturer of high-performance night vision equipment for the U.S. military and the military of other U.S. approved nations, from 1993 to 2001. During his employment with ITT Night Vision, Mr. Palmer held various positions, including Product Development Manager, Senior Principal Systems Engineer, and Project Engineer of the ITT Electro Optical Products Division of that company.

     Cameron Hopkins. Mr. Hopkins, age 50, our President of SuperVision ™ Division, joined our company in November 2006. From 2001 until he joined our company, Mr. Hopkins served as vice president of corporate development with SureFire, LLC, a manufacturer of illumination tools, sound suppressors and other tactical products for law enforcement, military and commercial applications. Mr. Hopkins holds a masters degree in international journalism from Baylor University.
Executive Compensation
     The following table sets forth the compensation for services rendered to us (including our subsidiary, Xenonics, Inc.) by our Chief Executive Officer and the other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”) for the three preceding fiscal years.
Summary Compensation Table

							Long-Term
	Annual Compensation						Compensation Awards
Name and						Other Annual	Restricted Stock	Securities Underlying
Principal Position	Year		Salary	Bonus		Compensation	Awards	Options/SARs

Alan P. Magerman	2006		$183,960	—		—	—	—
Chairman of the	2005		$183,960	—		—	—	262,000	(4)
Board	2004		$183,000	$150,000	(3)	—	—	—

Richard J. Naughton	2006		$200,000	—		—	—	—
Chief Executive	2005	(1)	$89,231	—		—	—	455,000	(5)
Officer	2004		—	—		—	—	—

Jeffery P. Kennedy	2006		$183,960	—		—	—	—
Chief Operating	2005		$183,960	—		—	—	185,000	(6)
Officer, President	2004		$183,000	$125,000	(3)	—	—	—

Donna G. Lee	2006		$118,269	—		—	—	—
Chief Financial	2005		$100,000	—		—	—	20,000	(7)
Officer	2004	(2)	$83,000	$20,000		—	—	20,000	(8)

(1)	Mr. Naughton started employment with the Company on April 15, 2005. Accordingly, information for the 2005 fiscal year represents approximately five and one-half months of salary.

(2)	Ms. Lee started employment with the Company on November 17, 2003. Accordingly, information for the 2004 fiscal year represents approximately ten and one-half months of salary.

(3)	The bonus amount includes $50,000 for both Mr. Magerman and Mr. Kennedy that was paid in the 2004 fiscal year but which related to services performed in the prior year.

(4)	Two hundred thousand of these options have an exercise price of $3.80 per share and 62,000 have an exercise price of $3.75.

(5)	Two hundred fifty thousand of these options have an exercise price of $3.80 per share and 205,000 have an exercise price of $1.87.

(6)	One hundred twenty-five thousand of these options have an exercise price of $3.80 per share and 60,000 have an exercise price of $3.75.

(7)	These options have an exercise price of $3.75 per share.

(8)	These options have an exercise price of $2.85 per share.
Stock Option Grants in the Last Fiscal Year
     There were no stock options granted during the twelve-month period ended September 30, 2006 by Xenonics Holdings, Inc. with respect to the Named Executive Officers. We did not grant any stock appreciation rights.
Aggregate Options
     The following table contains information concerning the exercise of stock options during the twelve- month period ended September 30, 2006 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. We have not granted any stock appreciation rights.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of
Securities
Underlying
Unexercised Options
			at FY-End	Value of Unexercised In-the-Money
	Shares Acquired		Exercisable/	Options at FY-End Exercisable/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable (1)
Alan P. Magerman	—	—	258,000/154,000	$123,750/$0
Richard J. Naughton	—	—	176,668/293,332	$0/$0
Jeffery P. Kennedy	—	—	376,666/103,334	$334,000/$0
Donna G. Lee	—	—	33,333/6,667	$0/$0

(1)	The value of unexercised in-the-money options represents the excess of the market value of our common stock on September 30, 2006, based on the last reported sales price on that day of $1.70 per share as reported on the American Stock Exchange, over the exercise price of the options.

Equity Compensation Plan Information
     The following table provides information as of September 30, 2006 with respect to securities that may be issued under our equity compensation plans.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,726,000	$2.50	769,000

Equity compensation plans not approved by security holders	938,000	$1.79	—

Total	2,664,000	$2.25	769,000
     The equity compensation plans approved by the security holders are the 2003 Stock Option Plan of Xenonics Holdings, Inc. and the 2004 Stock Incentive Plan of Xenonics Holdings, Inc. Except as described in the following paragraph, the Company has not adopted without the approval of security holders any equity compensation plan under which securities of the issuer are authorized for issuance.
     On September 9, 2005, the Company and Patriot Associates LLC (Patriot) entered into a an agreement pursuant to which Patriot agreed to provide advice relating to the marketing of the Company’s products and consulting services relating to the development of domestic and non-domestic sales and marketing strategies for the Company’s products in the United States and in foreign countries including, without limitation, the Company’s portable illumination products. As part of this agreement the Company issued to Patriot a warrant to purchase 437,500 shares of the Company’s common stock at an exercise price of $2.00. Subsequent to September 30, 2006, this warrant was canceled.
     On September 5, 2006, the Company and a consultant entered into an agreement pursuant to which the consultant will provide consulting services relating to financial public relations enhancing the Company’s visibility in the financial community and introducing the Company and its products to possible merger candidates, financial institutions and other members of the investment community; and assisting Company personnel in preparing presentation materials in connection with meetings and conferences involving the investment community. As part of this agreement the Company issued to the consultant a five year Warrant, vested upon issuance to purchase 500,000 shares of the Company’s common stock at $1.60 per share (which exceeded the fair market value of the common stock as of August 31, 2006, the day before an oral agreement was made).
Employment Agreements
     Alan P. Magerman and Jeffrey P. Kennedy are our only employees who have employment agreements. Under his employment agreement, Mr. Magerman is to serve as the Chief Executive Officer of Xenonics, Inc., and Mr. Kennedy is to serve as President and Chief Operating Officer of Xenonics, Inc. Both employment agreements were entered into by Xenonics, Inc. as of January 1, 2003 and, except as set forth below, are substantially identical. Neither employment agreement has a fixed term or expiration date. Instead,

Mr. Magerman’s agreement will continue until 24 months after either he or Xenonics, Inc. gives the other notice of termination. Likewise, Mr. Kennedy’s agreement will continue until 12 months after either he or Xenonics gives the other notice of termination. Both agreements provide for base compensation of $180,000 per year, to be adjusted annually according to the Consumer Price Index. In addition, if either Mr. Magerman or Mr. Kennedy is terminated for any reason other than for cause, the agreements require that they must be paid the remaining balances due to them under the agreements as liquidated damages. Although the foregoing employment agreements were entered into with Xenonics, Inc. and not Xenonics Holdings, Inc., Mr. Magerman and Mr. Kennedy are currently also providing the services required by those employment agreements to Xenonics Holdings, Inc. without additional compensation, except that Mr. Magerman serves as Chairman of the Board rather than as Chief Executive Officer of Xenonics Holdings, Inc..
Code of Ethics
     We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller. You can obtain a copy of the Code, without charge, by writing to our Corporate Secretary at Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008. A copy of the Code is also available on our website at www.xenonics.com.
Report of the Audit Committee
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.
     The responsibilities of the Audit Committee include providing oversight to the financial reporting process of Xenonics Holdings, Inc. through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of Xenonics Holdings, Inc. is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent auditors.
     The Audit Committee has reviewed and discussed with senior management the audited financial statements of Xenonics Holdings, Inc. that are included in the fiscal year 2005 Annual Report on Form 10-KSB. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.
     The Audit Committee discussed with Eisner LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.
     The Audit Committee received from Eisner LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Eisner LLP and Xenonics Holdings, Inc. that in its professional judgment may reasonably be thought to bear on independence. Eisner LLP has discussed its independence with us. Eisner LLP confirmed in its letter, in its professional judgment, it is independent of Xenonics Holdings, Inc. within the meaning of the federal securities laws.

     Based on the review and discussions described above with respect to the audited financial statements of Xenonics Holdings, Inc., the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.
     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, The Audit Committee relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent auditors with respect to such financial statements.
Respectfully submitted,
Audit Committee
Robert Petersen
Robert F. Buie
Eli Shapiro

PROPOSAL II
RATIFICATION OF APPOINTMENT OF AUDITORS
Accounting Fees
     Aggregate fees billed to us by Eisner, LLP for professional services rendered with respect to our 2006 and 2005 fiscal years were as follows:

	2006	2005
Audit Fees	$138	$103
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	13	23

Total	$151	$126

     In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Xenonics Holdings, Inc. paid for professional services for the audit of our consolidated financial statements included in our Form 10KSB and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning. ‘Other fees’ are related to services attributable to registration statements.
     All of the audit-related services and other services described in the above table were pre-approved by our Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Eisner LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting.
Stockholder Ratification of the Appointment of Eisner LLP
     The Audit Committee of the Board of Directors has approved Eisner LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2007. We are not required to seek stockholder approval for the appointment of our independent accountants. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
     Because Eisner, LLP is located in New York, we do not anticipate that representatives of Eisner, LLP will be present at the Annual Meeting. However, we will deliver to Eisner, LLP any questions or comments that are directed to them at the Annual Meeting by shareholders.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNER, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

STOCKHOLDER PROPOSALS
     Any proposal that a Xenonics Holdings, Inc. stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2008 must be received by us on or before November 12, 2007. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after January 26, 2008. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2006 Proxy Statement. All proposals described in this paragraph should be sent to Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, Attention: Corporate Secretary.
OTHER MATTERS
Expenses of Solicitation
     Xenonics Holdings, Inc. will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.
Miscellaneous
     Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.
Annual Report
     A copy of our Annual Report on Form 10-KSB, without exhibits, for the year ended September 30, 2006 that we filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-KSB exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, Attention: Corporate Secretary.

By Order of the Board of Directors
March 12, 2007	/s/ Donna G. Lee
Donna G. Lee
Corporate Secretary

PROXY
XENONICS HOLDINGS, INC.
a Nevada Corporation
ANNUAL MEETING OF STOCKHOLDERS
April 12, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints Robert Petersen and Jeffrey P. Kennedy, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Xenonics Holdings, Inc. held of record by the undersigned on February 28, 2007 at the Annual Meeting of Stockholders to be held at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, on Thursday, April 12, 2007, beginning at 10:30 a.m. (local time), or any adjournments or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees: Robert Buie, Jeffrey P. Kennedy, Alan P. Magerman, Richard J. Naughton, Robert Petersen, Dr. Eli Shapiro
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

     2. Proposal to ratify the appointment of Eisner LLP as independent auditor.

☐ For	☐ Against	☐ Abstain
     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the election of the six director nominees listed on the other side of this Proxy and for the one other proposal that is listed on the other side of this Proxy.

Dated:

Signature

Signature if Held Jointly

Number of Shares
Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.